Exhibit 99

Contact: Roger R. Hopkins, Chief Accounting Officer

Phone: (615) 890-9100

NHI Reports 12.7% Increase in First Quarter Normalized FFO

MURFREESBORO, Tenn. – (May 10, 2010) National Health Investors, Inc. (NYSE:NHI) announced today its normalized Funds From Operations (“FFO”) and net income for the three months ended March 31, 2010.

First Quarter Highlights

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Normalized FFO improved to $0.62 per basic and diluted common share compared with $0.55 in the same period of 2009, an increase of 12.7% per share

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FFO increased 8.4% compared with the same period in 2009

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Completed real estate and mortgage loan investments totaling $104.1 million involving nine skilled nursing facilities, five assisted living facilities and one acute psychiatric hospital

Financial Results

Normalized FFO for the three months ended March 31, 2010, was $17,174,000, or $0.62 per basic and diluted common share, compared with $15,098,000, or $0.55 per basic and diluted common share, for the same period in 2009.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the three months ended March 31, 2010, was $18,404,000, or $0.66 per diluted common share, compared with $16,978,000, or $0.62 per basic and diluted common share, for the same period in 2009.  Net income for the three months ended March 31, 2010, was $15,943,000, or $0.58 per basic and diluted common share, respectively, compared with net income of $15,049,000, or $0.55 per basic and diluted common share, respectively, for the same period in 2009.

Investment Activity

In February 2010, the Company completed the purchase of six Florida skilled nursing facilities totaling 780 beds from Care Foundation of America, Inc. for $67,000,000.  The facilities are leased to affiliates of Health Services Management, Inc. for $6,200,000 annually, plus a 3% annual escalator beginning October 1, 2011.  The lease expires in 2014 and the tenant has a 3-year optional renewal term.

In March 2010, the Company completed a $12,500,000 purchase/leaseback transaction involving a 66-bed acute psychiatric hospital in La Mesa, California that is leased to Helix Healthcare for a term of 15 years at an initial lease payment of $1,500,000 plus annual fixed escalators and completed a $21,400,000 purchase/leaseback transaction involving four assisted living and memory care facilities totaling 126 units in Minnesota that are leased to Suite Living Senior Specialty Services for a term of 15 years at an initial lease payment of $2,140,000 plus annual fixed escalators. The Company also made second mortgage loans of $3,200,000 secured by three skilled nursing facilities and one assisted living facility totaling 387 beds that include terms of five years and fixed interest rates from 12% to 14%.

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2010 Guidance

The Company currently forecasts an increase in normalized FFO for 2010 from 15.0% to 17.2% compared with 2009. The Company’s guidance range for the full year 2010 for EPS, FFO and Normalized FFO per share, with underlying assumptions and timing of certain transactions, is set forth and reconciled below:

Full-Year 2010 Range
Low – High
Net income per diluted share	$2.31 - $2.36
Plus: Real estate depreciation	0.40 - 0.40
FFO per diluted share	$2.71 - $2.76

Less: One-time items	(0.03) - (0.03)
Normalized FFO per diluted share	$2.68 - $2.73

Following are current assumptions reflected in the company’s full-year 2010 guidance for the low and high end of the guidance range:

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Additional investments of $30 million in the second half of the year (assumed for both low and high end).

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Existing and future investments are funded through borrowings on the revolving credit facility (assumed for the high end).

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New debt financings of $100 million to $125 million to fund existing and future investments (assumed for the low end).

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Corporate G&A expenses of $8.4 million to $9.0 million (assumed for both low and high end).

The Company’s guidance range reflects the existence of volatile economic conditions, but does not assume any material deterioration in tenant credit quality and/or performance of its portfolio. The guidance is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change.  The Company’s guidance may change if actual results vary from these assumptions.

Investor Conference Call and Webcast

NHI will host a conference call on Monday, May 10, 2010, at 10 a.m. ET, to discuss first quarter results. The number to call for this interactive teleconference is (212) 271-4651 with the confirmation number, 21463761. The live broadcast of NHI’s quarterly conference call will be available online at http://www.videonewswire.com/event.asp?id=67790 on Monday, May 10, 2010, at 10 a.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

National Health Investors, Inc. is a healthcare real estate investment trust that specializes in the financing of healthcare real estate by purchase and leaseback transactions and by mortgage loans.  NHI’s investments involve skilled nursing facilities, assisted living facilities, independent living facilities, medical office buildings, an acute psychiatric hospital and an acute care hospital.  The common stock of the company trades on the New York Stock Exchange with the symbol NHI. Additional information about NHI, including its most recent press releases, may be obtained on NHI's web site at www.nhinvestors.com.

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NHI Reports 12.7% Increase in First Quarter Normalized FFP

May 10, 2010

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements may involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI's judgment as of the date of this release.   Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC's web site at http://www.sec.gov or on NHI’s web site at http://www.nhinvestors.com ..

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NHI Reports 12.7% Increase in First Quarter Normalized FFP

May 10, 2010

Reconciliation of Funds From Operations and Normalized Funds From Operations (1)(2)(3)
(in thousands, except share and per share amounts)

	Three months ended
	March 31,
	2010	2009
Net income	$ 15,943	$ 15,049
Elimination of non-cash items in net income:
Real estate depreciation	2,461	1,681
Real estate depreciation in discontinued operations	-	248
Funds from operations	$ 18,404	$ 16,978
Collection and recognition into income of past due rent	(1,520)	-
Recoveries of previous write-downs	-	(1,077)
Settlement payment on terminated lease	-	(642)
Other one-time items	290	(161)
Normalized funds from operations	$ 17,174	$ 15,098

Weighted average common shares outstanding
Basic	27,632,376	27,574,544
Diluted	27,681,479	27,582,228

Funds from operations per share:
Basic	$ 0.67	$ 0.62
Diluted	$ 0.66	$ 0.62

Normalized FFO per share:
Basic	$ 0.62	$ 0.55
Diluted	$ 0.62	$ 0.55

(1) Management believes that funds from operations (FFO) is an important supplemental measure of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative, and should be supplemented with a measure such as FFO.  The term FFO was designed by the real estate investment trust industry to address this issue.  Our measure may not be comparable to similarly titled measures used by other REITs.  Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs.  Since other REITs may not use our definition of FFO, caution should be exercised when comparing our Company’s FFO to that of other REITs.  FFO does not represent cash generated from operating activities in accordance with GAAP (funds from operations does not include changes in operating assets and liabilities) and therefore should not be considered an alternative to net earnings as an indication of operating performance, or to net cash flow from operating activities as determined by GAAP in the United States, as a measure of liquidity and is not necessarily indicative of cash available to fund cash needs.

(2) Normalized FFO excludes from FFO any material one-time items reflected in GAAP net income.  Excluded items may include, but are not limited to, impairments of assets, gains and losses attributable to the acquisition and disposition of assets and liabilities, and recoveries of previous write-downs.

(3) Our computations above are intended to comply with the SEC’s interpretation that recurring impairments taken on real property may not be added back to net income in the calculation of FFO.  The SEC’s position is that recurring impairments on real property are not an appropriate adjustment.

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NHI Reports 12.7% Increase in First Quarter Normalized FFP

May 10, 2010

Selected Balance Sheet Data
(in thousands)
	March 31, 2010	December 31, 2009
Real estate properties, net	$ 322,171	$ 223,861
Mortgages receivable, net	74,009	94,588
Preferred stock investment, at cost	38,132	38,132
Cash and cash equivalents	4,363	45,718
Marketable securities	21,666	21,322
Borrowings under revolving credit facility	33,935	-
Stockholders' equity	436,825	434,612

Condensed Statements of Income
(in thousands, except share and per share amounts)

	Three months ended
	March 31,
	2010	2009
Revenues:
Rental income	$ 18,453	$ 12,779
Mortgage interest income	1,996	1,913
	20,449	14,692
Expenses:
Interest expense	160	37
Depreciation	2,594	1,703
Amortization of loan costs	68	4
Legal expense	283	450
Franchise, excise and other taxes	278	275
General and administrative	3,806	1,589
Loan and realty losses (recoveries)	-	(1,077)
	7,189	2,981

Income Before Non-Operating Income	13,260	11,711
Non-operating income (investment interest and other)	1,433	1,735
Income From Continuing Operations	14,693	13,446

Income from discontinued operations	1,250	1,603

Net income	$ 15,943	$ 15,049

Weighted average common shares outstanding:
Basic	27,632,376	27,574,544
Diluted	27,681,479	27,582,228

Earnings per share:
Basic:
Income from continuing operations	$ 0.53	$ 0.49
Discontinued operations	0.05	0.06
Net income available to common stockholders	$ 0.58	$ 0.55

Diluted:
Income from continuing operations	$ 0.53	$ 0.49
Discontinued operations	0.05	0.06
Net income available to common stockholders	$ 0.58	$ 0.55

Dividend declared per common share	$ 0.575	$ 0.55

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